Exhibit 99.1

electroCore Files Registration Statement on Form S-3

July 15, 2019 at 4:30 pm ET

BASKING RIDGE, N.J., July 15, 2019 — electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today announced that it has filed a “universal shelf” registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (SEC). The Registration Statement covers shares of the company’s common stock, senior or subordinated debt securities, preferred stock and/or warrants (collectively, the “Securities”).

The Company recently became eligible to file a universal shelf registration statement. While the Company currently has no immediate plans to issue any Securities under the Registration Statement, it considers it good corporate practice to main a shelf registration.

If the Registration Statement is declared effective by the SEC, up to $50 million of Securities may be offered, separately or together, at a future time. The terms of any such offering, including the specific terms and prices of the Securities, will be determined at the time of such offering and be made solely by means of the prospectus included in the Registration Statement and any prospectus supplement that may be filed with the SEC relating to such offering.

The Registration Statement has been filed with the SEC but has not yet become effective. The Securities may not be sold, nor may offers to buy the Securities be accepted, prior to the time the Registration Statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state.

About electroCore, Inc.

electroCore, Inc. is a commercial-stage bioelectronic medicine company dedicated to improving patient outcomes through its platform non-invasive vagus nerve stimulation therapy initially focused on the treatment of multiple conditions in neurology and rheumatology. The company’s initial targets are the preventative treatment of cluster headache and acute treatment of migraine and episodic cluster headache.

For more information, visit www.electrocore.com.

Forward-Looking Statement

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore’s business prospects and product development plans, future cash flow projections, the realization and impact of the redeployment plan and any anticipated cost and expense savings, its pipeline or potential markets for its technologies, and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “believes,” “intends,” other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to successfully commercialize gammaCore™, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:

Hans Vitzthum

LifeSci Advisors

617-535-7743

hans@lifesciadvisors.com

or

Media Contact:

Sara Zelkovic

LifeSci Public Relations

646-876-4933

sara@lifescipublicrelations.com